PROSPECTUS	Filed pursuant to Rule 424(b)(5)
Registration No. 333-263132

Up to $75,000,000

Common Stock

We previously entered into a Controlled Equity OfferingSM Sales Agreement, or sales agreement, with Cantor Fitzgerald & Co., or Cantor Fitzgerald, relating to shares of our common stock, $0.001 par value per share, offered by this prospectus. In accordance with the terms of the sales agreement, from time to time we may offer and sell shares of our common stock having an aggregate gross sales price of up to $75,000,000 through Cantor Fitzgerald, acting as sales agent, pursuant to this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “HGEN.” On April 13, 2022, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.54 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Subject to terms of the sales agreement, Cantor Fitzgerald is not required to sell any specific number or dollar amounts of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor Fitzgerald will be entitled to compensation under the terms of the sales agreement at a fixed commission rate of up to 3.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution.”

Investing in our common stock involves risks. See “Risk Factors” on page 4 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Cantor

The date of this prospectus is April 14, 2022

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our common stock having an aggregate offering price of up to $75,000,000 from time to time under this prospectus pursuant to the sales agreement with Cantor Fitzgerald.

If any statement in this prospectus is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus forms a part, or to any document that is incorporated by reference herein, were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We and Cantor Fitzgerald have not authorized anyone to provide you with any information other than that contained in this prospectus. We and Cantor Fitzgerald take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the cover of this prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale or issuance of a security, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

For investors outside the United States: We and Cantor Fitzgerald have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

When we refer to “Humanigen,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Humanigen, Inc. and its subsidiaries on a consolidated basis, unless otherwise specified. References to “you” refer to a prospective investor.

This prospectus may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights certain information about us and this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus and the information contained in and incorporated by reference under the heading “Risk Factors” on page 4 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Overview

We are a clinical stage biopharmaceutical company, developing our portfolio of proprietary Humaneered® anti-inflammatory immunology and immuno-oncology monoclonal antibodies. Our proprietary, patented Humaneered technology platform is a method for converting existing antibodies (typically murine) into engineered, high-affinity human antibodies designed for therapeutic use, particularly with acute and chronic conditions. We have developed or in-licensed targets or research antibodies, typically from academic institutions, and then applied our Humaneered technology to optimize them. Our lead product candidate, lenzilumab, and our other two product candidates, ifabotuzumab (“iFab”) and HGEN005, are Humaneered monoclonal antibodies. Our Humaneered antibodies are closer to human antibodies than chimeric or conventionally humanized antibodies and have a high affinity for their target. In addition, we believe our Humaneered antibodies offer further important advantages, such as high potency, a slow off-rate and a lower likelihood to induce an inappropriate immune response or infusion related reaction.

We are focusing our efforts on the development of our lead product candidate, lenzilumab. Lenzilumab is a monoclonal antibody that has been demonstrated to neutralize human granulocyte-macrophage colony-stimulating factor (“GM-CSF”), a cytokine that we believe is of critical importance in the hyperinflammatory cascade, sometimes referred to as cytokine release syndrome (“CRS”) or cytokine storm, associated with COVID-19, chimeric antigen receptor T-cell (“CAR-T”) therapy and acute Graft versus Host Disease (“aGvHD”) associated with bone marrow transplants.

Corporate Information

We were incorporated on March 15, 2000 in California and reincorporated as a Delaware corporation in September 2001. We completed our initial public offering in January 2013. Effective August 7, 2017, we changed our legal name to Humanigen, Inc. We maintain a website at www.humanigen.com where you may obtain copies of our reports, information and proxy statements and other filings with the SEC as soon as they are filed. Information contained on our website is not part of this prospectus, and the inclusion of our website address in this prospectus is intended to be an inactive textual reference only. The address of our principal executive office is 830 Morris Turnpike, 4th Floor, Short Hills, New Jersey 07078 and our telephone number is (973) 200-3010.

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THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $75,000,000.

Manner of offering	Sales of shares of our common stock under this prospectus may be made by any method deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act. Subject to the terms of the sales agreement, Cantor Fitzgerald will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market, on mutually agreeable terms between Cantor Fitzgerald and us. See “Plan of Distribution” on page 10 of this prospectus.

Common stock outstanding immediately following the offering

99,004,931 shares, assuming sales of 28,625,954 shares of our common stock in this offering at an offering price of $2.62 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on April 11, 2022. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Use of Proceeds	We expect to use the net proceeds from this offering, if any, principally for general corporate purposes, which could include working capital, capital expenditures, acquisitions and the repayment of indebtedness outstanding from time to time. Pending these uses, the net proceeds may also be temporarily invested in short-term securities. See “Use of Proceeds” for more information.

Risk Factors	Investing in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” on page 4 of this prospectus and in the documents incorporated by reference into this prospectus.

Nasdaq Capital Market symbol	HGEN

The number of common shares to be outstanding upon completion of this offering is based on 70,378,977 shares of common stock outstanding as April 11, 2022. The number of shares of our common stock to be outstanding after this offering excludes:

•	4,429,906 shares of common stock issuable upon exercise of stock options outstanding as of December 31, 2021, at a weighted-average exercise price of $7.89 per share;
•	5,004,035 shares of common stock available as of December 31, 2021 for future issuance under our 2020 Omnibus Incentive Compensation Plan;
•	31,238 shares of common stock issuable upon exercise of warrants outstanding as of December 31, 2021, at a weighted average exercise price of $23.33 per share;
•	up to approximately $12.0 million of shares of common stock that remain available for sale as of April 12, 2022 through Cantor Fitzgerald, as our sales agent, at prevailing market prices pursuant to our prospectus supplement dated August 13, 2021 to the prospectus dated September 14, 2020; and
•	510,986 shares of common stock issuable upon conversion of certain amounts outstanding under our loan and security agreement with Hercules Capital, Inc.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described below and discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as updated by our quarterly, annual and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any common stock in this offering. Each of the risk factors could adversely affect our business, operating results, financial condition and prospects, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Risks Related to This Offering

We have broad discretion in how we use the net proceeds from this offering, and we may not use these proceeds effectively or in ways with which you agree.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock. See “Use of Proceeds” in this prospectus for more detailed information.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 28,625,954 shares of our common stock are sold at a price of $2.62 per share pursuant to this prospectus, which was the last reported sale price of our common stock on the Nasdaq Capital Market on April 11, 2022, for aggregate gross proceeds of $75,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $1.92 per share, representing the difference between the assumed offering price of $2.62 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on April 11, 2022, and our pro forma as adjusted net tangible book value per share as of December 31, 2021. See “Dilution” in this prospectus for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

It is not possible to predict the aggregate proceeds resulting from sales made under the sales agreement.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Cantor Fitzgerald at any time throughout the term of the sales agreement. The number of shares that are sold through Cantor Fitzgerald after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with Cantor Fitzgerald in any applicable placement notice and the demand for our common stock. Because the price per share of each share sold pursuant to the sales agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the sales agreement.

The common stock offered hereby will be sold in an “at-the-market offering,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice delivered to Cantor Fitzgerald, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein, may contain forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. They can be identified by the use of forward-looking words, such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable expressions that convey uncertainty of future events or outcomes, although not all forward-looking statements contain these terms.

Forward-looking statements may include, but are not limited to, statements about our expectations regarding: our beliefs as to the potential benefits of lenzilumab as a treatment for hospitalized COVID-19 patients; the timeline for announcement of release of topline results from the ACTIV-5/BET-B study being conducted by the National Institutes of Health; our efforts and potential timeline to make future regulatory submissions in respect of potential emergency use authorization or other marketing authorization or approval from applicable regulatory agencies in the United States, United Kingdom, European Union and other foreign jurisdictions for commercial use of lenzilumab in COVID-19 patients; our other plans to initiate or participate in planned clinical trials and otherwise explore the effectiveness of lenzilumab and our other product candidates in our development portfolio as therapies for other inflammation and immune-oncology indications; our opportunity to benefit from various regulatory incentives; expectations for our financial results, revenue, operating expenses and other financial measures in future periods; the availability and adequacy of our sources of liquidity to satisfy our working capital needs, capital expenditures, and other liquidity requirements and continue as a going concern; and any statement that contains forward-looking words and other similar expressions.

The forward-looking statements included in this prospectus and the documents incorporated by reference herein reflect our current expectations and beliefs, and we do not undertake publicly to update or revise these statements, even if experience or future changes make it clear that any projected results expressed in this prospectus and the documents incorporated by reference herein will not be realized. In addition, the inclusion of any statement in this prospectus and the documents incorporated by reference herein does not constitute an admission by us that the events or circumstances described in such statement are material. Furthermore, we wish to caution and advise readers that these statements are based on assumptions that may not materialize and may involve risks and uncertainties, many of which are beyond our control that could cause actual events or performance to differ materially from those contained or implied in these forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the risks inherent in our lack of profitability and need for additional capital to conduct our business; our dependence on partners to further the development of our product candidates; the uncertainties inherent in the development, attainment of the requisite regulatory authorizations and approvals (including EUA in the United States and CMA in the United Kingdom and European Union) and launch of any new pharmaceutical product; challenges associated with manufacturing and commercializing a biologic such as lenzilumab; and the outcome of pending or future litigation or arbitrations to which we are a party. Additional factors that could cause actual results to differ materially are the factors discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, and each subsequently filed Quarterly Report on Form 10-Q and our other reports filed with the SEC.

Should one or more known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated, projected or implied by these forward-looking statements. You should consider these factors and the other cautionary statements made in this prospectus or the documents we incorporate by reference herein or therein as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus or the documents incorporated by reference, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. Because of these uncertainties, you should not place undue reliance on these forward-looking statements.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $75,000,000 from time to time. Because there is no minimum offering amount required pursuant to the sales agreement with Cantor Fitzgerald, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Actual net proceeds will depend on the number of shares we sell and the prices at which such sales occur. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Cantor Fitzgerald as a source of financing.

We intend to use any net proceeds realized from the sales agreement with Cantor Fitzgerald principally for general corporate purposes, which could include working capital, capital expenditures, acquisitions and the repayment of indebtedness outstanding from time to time. Our expected use of net proceeds, if any, from the sale of shares of common stock pursuant to the sales agreement with Cantor Fitzgerald represents our intentions based upon our present plans and business conditions, which could change in the future as our plans and business conditions evolve. The amount and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing and success of preclinical studies and clinical trials we may commence in the future, the timing of regulatory submissions and the feedback from regulatory authorities. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds, if any.

Pending use of the proceeds as described above, we intend to invest the proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of December 31, 2021 was approximately $(23.7) million, or $(0.37) per share of common stock. Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share as of December 31, 2021 is our net tangible book value divided by 64,027,629, the number of shares of common stock outstanding as of December 31, 2021.

After giving effect to our sales from January 1, 2022 through April 11, 2022 of an aggregate of 6,351,348 additional shares of our common stock through Cantor Fitzgerald under the sales agreement (the “Prior Sales”) for aggregate net proceeds, after deducting commissions, of approximately $19.7 million, our pro forma net tangible book value as of December 31, 2021 would have been approximately $(4.0) million, or approximately $(0.06) per common share, an increase of approximately $0.31 per share.

After giving further effect to the assumed sale by us of shares of our common stock in the aggregate amount of $75,000,000 in this offering at an assumed offering price of $2.62 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on April 11, 2022, and after deducting commissions and estimated aggregate offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2021 would have been approximately $68.8 million, or $0.70 per share of common stock. This amount represents an immediate increase in net tangible book value per share of $0.76 to our existing stockholders and an immediate dilution in net tangible book value per share of $1.92 to new investors purchasing common stock in this offering. The following table illustrates this dilution on a per share basis to new investors participating in this offering.

Assumed offering price per share		$2.62
Net tangible book value per share as of December 31, 2021	$(0.37)
Pro forma increase in net tangible book value per share as of December 31, 2021 attributable to the Prior Sales	$0.31
Increase per share attributable to new investors	$0.76
Pro forma as adjusted net tangible book value per share after this offering		$0.70
Dilution per share to new investors		$1.92

The table above assumes, for illustrative purposes, that an aggregate of 28,625,954 shares of our common stock are sold at a price of $2.62 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on April 11, 2022, for aggregate gross proceeds of $75,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.62 per share shown in the table above, assuming all of our common stock in the aggregate amount of $75,000,000 during the term of the sales agreement with Cantor Fitzgerald is sold at that price, would increase our pro forma as adjusted net tangible book value per share after the offering to $0.82 per share and would increase the dilution in pro forma as adjusted net tangible book value per share to new investors to $2.86 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.62 per share shown in the table above, assuming all of our common stock in the aggregate amount of $75,000,000 during the term of the sales agreement with Cantor Fitzgerald is sold at that price, would decrease our pro forma as adjusted net tangible book value per share after the offering to $0.59 per share and would decrease the dilution in pro forma as adjusted net tangible book value per share to new investors to $1.03 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The 64,027,629 shares of common stock outstanding as of December 31, 2021 exclude:

•	4,429,906 shares of common stock issuable upon exercise of stock options outstanding as of December 31, 2021, at a weighted-average exercise price of $7.89 per share;
•	5,004,035 shares of common stock available as of December 31, 2021 for future issuance under our 2020 Omnibus Incentive Compensation Plan;
•	31,238 shares of common stock issuable upon exercise of warrants outstanding as of December 31, 2021, at a weighted average exercise price of $23.33 per share;
•	6,351,348 shares of common stock issued from January 1, 2022 through April 11, 2022 under the sales agreement with Cantor Fitzgerald; and
•	510,986 shares of common stock issuable upon conversion of certain amounts outstanding under our loan and security agreement with Hercules Capital, Inc.

To the extent that outstanding options or warrants are exercised or amounts under our loan and security agreement are converted, investors purchasing shares in this offering could experience further dilution. In addition, pursuant to our prospectus supplement dated August 13, 2021, we may sell up to approximately $12.0 million of our common stock through Cantor Fitzgerald, as our sales agent, at prevailing market prices. The sale of any such shares pursuant to that prospectus supplement could result in additional dilution to investors in this offering. We also may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution.

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DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of our common stock and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, the applicable provisions of our amended and restated certificate of incorporation, as amended from time to time (as so amended, the “Charter”), and our second amended and restated bylaws (the “Bylaws”). We encourage you to read the Charter, the Bylaws and the applicable provisions of the Delaware General Corporation Law, or the DGCL, for more information.

General

Our authorized capital stock consists of 250,000,000 shares of which 225,000,000 shares shall be common stock, par value $0.001 per share, and 25,000,000 shares shall be preferred stock, par value of $0.001 per share.

As of April 11, 2022, there were 70,378,977 shares of common stock outstanding, held by approximately 34 stockholders of record, although we believe there to be a significantly larger number of beneficial owners of our common stock, and no shares of preferred stock outstanding.

Common Stock

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities. Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable. Holders of shares of our common stock are not liable for further calls or to assessments by us. The rights, powers, preferences and privileges of holders of common stock would be subordinate to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our board of directors may designate and issue in the future. Certain of our existing holders of common stock have the right to require us to register their shares of common stock under the Securities Act in specified circumstances.

Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “HGEN”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021 and its telephone number is (800) 662-7232.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our board of directors may deem relevant.

Anti-Takeover Provisions of Our Charter Documents and Delaware Law

Some provisions of our Charter, our Bylaws and Delaware law could make it more difficult to acquire our company by means of a tender offer, a proxy contest, or otherwise.

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, for a proposal to be timely submitted for consideration at an annual meeting, notice must be delivered to our secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed.

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Our Charter and Bylaws both provide that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified. Accordingly, the board of directors could prevent any stockholder from filling the new directorships with such stockholder’s own nominee.

Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our Charter or our Bylaws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine; in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law which contains anti-takeover provisions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale or another transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

No Cumulative Voting

Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our Charter does not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on our board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as compared to the number of seats the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Stockholder Action by Written Consent

Delaware law generally provides that the affirmative vote of a majority of the shares entitled to vote on such matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws requires a greater percentage. Our Charter permits our board of directors to amend or repeal most provisions of our Bylaws by majority vote. Generally, our Charter may be amended by holders of a majority of the voting power of the then outstanding shares of our capital stock entitled to vote. The stockholder vote or consent with respect to an amendment of our Charter or Bylaws would be in addition to any separate class vote that might in the future be required under the terms of any series of preferred stock that might be outstanding at the time such a proposed amendment were submitted to stockholders. Delaware law and the provisions of our Bylaws generally permit stockholders owning the requisite percentage of shares of common stock necessary to approve an amendment to our Charter and Bylaws to act by written consent in lieu of a meeting of our stockholders.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws provide indemnification, including advancement of expenses, to the fullest extent permitted under applicable law to any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director or officer of the company, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. In addition, our Charter provides that our directors will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our shareholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors. This provision does not limit or eliminate our rights or the rights of any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, this provision does not limit the directors’ responsibilities under Delaware law or any other laws, such as the federal securities laws. We have obtained insurance that insures our directors and officers against certain losses and which insures us against our obligations to indemnify the directors and officers. We also have entered into indemnification agreements with our directors and executive officers.

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PLAN OF DISTRIBUTION

We entered into a Controlled Equity OfferingSM Sales Agreement, or sales agreement, with Cantor Fitzgerald & Co., or Cantor Fitzgerald, on December 31, 2020, under which from time to time we may issue and sell shares of our common stock through Cantor Fitzgerald acting as agent. Sales of the shares of common stock, if any, may be made on the Nasdaq Capital Market at market prices and such other sales as agreed upon by us and Cantor Fitzgerald.

Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cantor Fitzgerald may offer and sell shares of our common stock by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor Fitzgerald not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor Fitzgerald may suspend or terminate this offering of our common stock upon notice and subject to other conditions.

We will pay Cantor Fitzgerald commissions, in cash, for its services in acting as sales agent in the sale of our common stock. Cantor Fitzgerald will be entitled to a commission of up to 3.0% of the gross sales price per share sold under the sales agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for the offering, excluding commissions payable to Cantor Fitzgerald under the terms of the sales agreement, will be approximately $200,000.

Settlement for sales of shares of our common stock will occur on the second trading day following the date on which any sales are made (or such earlier day as is industry practice for regular-way trading), or on some other date that is agreed upon by us and Cantor Fitzgerald in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor Fitzgerald may agree upon.

Cantor Fitzgerald will act as our sales agent and use commercially reasonable efforts, consistent with its normal trading and sales practices. In connection with the sale of the common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the sales agreement, or (2) termination of the sales agreement as permitted therein. We and Cantor Fitzgerald may each terminate the sales agreement at any time upon ten days’ prior notice.

Cantor Fitzgerald and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor Fitzgerald will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by Cantor Fitzgerald and Cantor Fitzgerald may distribute this prospectus electronically.

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LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus will be passed upon for us by Polsinelli PC, Washington, DC. Cantor Fitzgerald & Co. is being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements of Humanigen, Inc. as of December 31, 2021 and 2020 and for each of the years in the two-year period ended December 31, 2021 and the effectiveness of internal control over financial reporting as of December 31, 2021 incorporated in this Prospectus by reference from the Humanigen, Inc. Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by HORNE LLP, an independent registered public accounting firm, as stated in their reports thereon which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty, incorporated herein by reference in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Our website address is www.humanigen.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus or incorporated by reference into this prospectus or any prospectus supplement. We have included our website address as an inactive textual reference only.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference herein or therein have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-35798) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities offered hereby is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022;

•	our Current Reports on Form 8-K, filed with the SEC on January 5, 2022 and April 12, 2022; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 15, 2020, including any other amendment or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all reports and other documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the shares covered by this prospectus or the sale of shares by us pursuant to this prospectus has been terminated or completed, other than any portion of the respective filings that are furnished, rather than filed, under the applicable SEC rules. In addition, all reports and other documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part, and prior to effectiveness of such registration statement, shall be deemed to be incorporated by reference into this prospectus.

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You may request a free copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) by writing or telephoning us as follows:

Humanigen, Inc.
Attention: Corporate Secretary
830 Morris Turnpike, 4th Floor

Short Hills, New Jersey 07078

(973) 200-3010

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Up to $75,000,000

Common Stock

Prospectus

Cantor

April 14, 2022